E&S Legacy Reinsurance Agreement Frequently Asked Questions July 9, 2024 Exhibit 99.2

Forward-Looking Statements 2 This presentation contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward- looking statements may be identified by terms such as believe, expect, seek, may, will, should, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following: the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our loss and loss adjustment expense reserves; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended; downgrades in the financial strength rating of our regulated insurance subsidiaries impacting our ability to attract and retain insurance business that our subsidiaries write, our competitive position, and our financial condition; uncertainty regarding the outcome and timing of our exploration of strategic alternatives, and the impacts that it may have on our business; the potential loss of key members of our management team or key employees and our ability to attract and retain personnel; adverse economic factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both; the impact of a persistently high inflationary environment on our reserves, the values of our investments and investment returns, and our compensation expenses; exposure to credit risk, interest rate risk and other market risk in our investment portfolio; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships; our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk, adequately protect our company against financial loss and that supports our growth plans; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform its reimbursement obligations, and our potential inability to demand or maintain adequate collateral to mitigate such risks; inadequacy of premiums we charge to compensate us for our losses incurred; changes in laws or government regulation, including tax or insurance law and regulations; changes in U.S. tax laws and the interpretation of certain provisions of Public Law No. 115-97, informally titled the 2017 Tax Cuts and Jobs Act (including associated regulations), which may be retroactive and could have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders; in the event we do not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and are therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U.S. federal income taxation; the Company or its foreign subsidiary becoming subject to U.S. federal income taxation; a failure of any of the loss limitations or exclusions we utilize to shield us from unanticipated financial losses or legal exposures, or other liabilities; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events; potential effects on our business of emerging claim and coverage issues; the amount of the final post-closing adjustment to the purchase price received in connection with the sale of our casualty reinsurance business; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents; our ability to manage our growth effectively; failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”); changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends; and an adverse result in any litigation or legal proceedings we are or may become subject to. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward-looking statements, is contained in our filings with the U.S. Securities and Exchange Commission ("SEC"), including our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date of this presentation and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Frequently Asked Questions 3 • Subsidiaries of James River Group Holdings, Ltd. (“James River” or the “Company”) have signed and closed a combined loss portfolio transfer and adverse development cover (“ADC”) reinsurance agreement for all Excess and Surplus Lines (“E&S”) segment casualty reserves for the subject accident years, excluding exposure to the Company’s former large commercial auto insured (with the vast majority of that exposure already subject to a previously executed loss portfolio transfer). • State National Insurance Company, Inc. (“SNIC”), a highly rated company (AM Best FSR “A” and ICR “a+”), is the counterparty reinsurer. • James River will retain all claims handling responsibilities on this portfolio. What does today’s announcement mean? Why did James River enter into a legacy reinsurance agreement for its E&S segment? • The transaction provides several benefits to the Company, including: 1) Meaningful reserve protection, incepting at our carried reserves; 2) Providing a higher level of certainty for our stakeholders; and 3) Capital relief to support the profitable growth of James River’s E&S segment. • Under the terms of the agreement, James River is purchasing $160.0 MM of ADC limit with a 15% co- participation for net premium(1) of $52.2 MM (pre-tax). The reinsurance agreement was executed on July 2, 2024 and is effective January 1, 2024. • The subject business is E&S segment business written by the two operating companies exclusively supporting the segment, James River Insurance Company and James River Casualty Company. It covers all casualty business for accident years 2010-2023 (both years inclusive), excluding exposure to the Company’s former large commercial auto insured. • James River is also ceding $307.1 MM of existing reserves with a 15% co-participation. How much reinsurance coverage is James River purchasing? What accident years are included? 1 2 3 1) Defined as the reduction in pre-tax income for the excess consideration paid over reserves ceded in connection with the agreement.

Frequently Asked Questions 4 • During the third quarter of 2024, James River will recognize a $52.2 MM reduction in pre-tax income for the excess consideration paid over reserves ceded in connection with the agreement. • Once the transaction is recognized, should the Company experience adverse development on the subject business (as early as January 1, 2024), it would be subject to the reinsurance agreement. • Approximately $310 MM of cash will be removed from James River’s balance sheet, and the relevant E&S reserves will be offset by a reinsurance recoverable. • This is a reinsurance agreement and as such does not discharge James River of its responsibility to its insureds. What is the cost of the transaction and financial impact on James River? When will the cost appear on the Company’s financial statements? What does the announcement mean for the exploration of strategic alternatives initiated by the board of directors? • We believe that the transaction announced today is a meaningful step forward in reassuring all stakeholders in the strength of our balance sheet and our ability to continue to take advantage of attractive market conditions. • The James River board of directors continues its exploration of strategic alternatives and will provide an update when it determines that further disclosure is appropriate or necessary. 4 5

E&S Legacy Reinsurance Agreement

Selected Terms

- The agreement covers the majority of James River's E&S segment net reserves and all casualty reserves for James River's E&S segment for Accident Years 2010 - 2023.
  - No sublimits in the coverage provided.
  - Excludes exposure to the Company's former large commercial auto insured, with the vast majority of that exposure already subject to a previously executed loss portfolio transfer.
- The transaction closed upon signing on July 2, 2024 and will be included in the third quarter results.
- The counterparty is State National Insurance Company, Inc. (AM Best FSR "A" and ICR "a+").
- Effective date of January 1, 2024. Net premium[1] of $52.2 MM.
  - Once the transaction is recognized, should the Company experience adverse development on the subject business (as early as January 1, 2024), it would be subject to the reinsurance transaction.
- Profit commission of 50% of favorable development on the business ceded to State National below 104.5% of carried reserves, capped at $87.0 MM.

Covers All E&S Casualty Reserves Except Those Related to the **Company's Former Large** Commercial Auto Insured


$1,183.7 MM
$1,023.7 MM
Subject Reserves
$716.6 MM
Retention
ADC Limit
$160.0 MM
In-the-Money
Ceded Reserves
$307.1 MM
Consideration
Ground-Up
Retention
$716.6 MM
James River Retains 15% Co-participation

1) Defined as the reduction in pre-tax income for the excess consideration paid over reserves ceded in connection with the agreement.

JAMES RIVER GROUP HOLDINGS, LTD.
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Investors@jrvrgroup.com